Exhibit 32.1

Written Statement of Plan Administrator (Chief Executive Officer Equivalent of Plan)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Plan Administrator (Chief Executive Office Equivalent of Plan) of the Florida Community Bank Employee Stock Ownership Plan (the "Plan"), hereby certifies that to his knowledge on the date hereof:

(a) the Form 11-K of the Plan for the Fiscal Year ended December 31, 2006, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Michael Jordan

Michael Jordan

Plan Administrator

June 29, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Florida Community Bank Employee Stock Ownership Plan and will be retained by the Florida Community Bank Employee Stock Ownership Plan and furnished to the Securities and Exchange Commission or its staff upon request.